Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form F-3 of Globant S.A. of our report dated February 28, 2025 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in Globant S.A.’s Annual Report on Form 20-F for the year ended December 31, 2024. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PRICE WATERHOUSE & CO. S.R.L.
/s/ Alejandro Javier Rosa (Partner)
Autonomous City of Buenos Aires, Argentina
April 1, 2025

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